                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of August 28, 1997, is entered into by and among Koo Koo Roo, Inc., a Delaware corporation (the "Company"), and each Holder (as hereinafter defined) executing a signature page hereto.

     This Agreement is made pursuant to a certain Securities Purchase Agreement dated as of August 12, 1997 by and among the Company and the Purchaser named therein (the "Purchase Agreement"). In order to induce the Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

     In consideration of the foregoing, the parties hereby agree as follows:

     SECTION 1.  DEFINITIONS.
                 -----------

     As used in this Agreement, the following terms shall have the following meanings:

     "Advice" shall have the meaning set forth in Section 3.
      ------

     "Affiliate" means, with respect to any specified Person, any other Person
      ---------
(i) directly or indirectly controlling (including, but not limited to, all directors and executive officers of such Person), controlled by or under direct or indirect common control with such specified Person, or (ii) that directly or indirectly owns more than 10% of the voting securities of such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" means a day that is not a Legal Holiday.
      ------------

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the common stock, par value $.01 per share, of the
      ------------
Company.

     "Company" shall have the meaning set forth in the preamble and shall
      -------
include the Company's successors by merger, acquisition, reorganization or otherwise.

     "Controlling Persons" shall have the meaning set forth in Section 5(a).
      -------------------

     "Damages" shall have the meaning set forth in Section 5(a).
      -------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" means (i) each Person (other than the Company) executing a
      ------
signature page
hereto and (ii) each Person (other than the Company) to whom a Holder transfers Warrant Shares if such Person acquires such Warrant Shares as Registrable Securities.

     "Holders' Counsel" means Goodwin, Procter & Hoar  LLP, special counsel to
      ----------------
the Holders, or any successor counsel selected by Holders of a majority in interest of the Registrable Securities.

     "Inspectors" shall have the meaning set forth in Section 3(m).
      ----------

     "Legal Holiday" means a Saturday, Sunday or a day on which banking
      -------------
institutions in New York City, New York, or Boston, Massachusetts, or at such place of payment, are not required to be opened.

     "NASD" shall have the meaning set forth in Section 3(q).
      ----

     "Nasdaq" shall have the meaning set forth in Section 3(o).
      ------

     "Objection Notice" shall have the meaning set forth in Section 3(a).
      ----------------

     "Objecting Party" shall have the meaning set forth in Section 3(a).
      ---------------

     "Person" means any individual, corporation, partnership, joint venture,
      ------
association, joint-stock company, trust, limited liability company, unincorporated organization, government or other agency, or any political subdivision thereof, or any other entity of whatever nature.

     "Prospectus" means the prospectus included in any Registration Statement
      ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of
      ------------------
the date of this Agreement, between the Company and the Holder, pursuant to which the Warrants are being issued, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

     "Records" shall have the meaning set forth in Section 3(m).
      -------

     "Registrable Securities" means the Warrant Shares; provided, however, that
      ----------------------                            --------  -------
any Warrant Shares shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are transferred to any Person other than a Holder pursuant to Rule 144 (or any successor rule or similar provision then in effect, but not Rule 144A) under the Securities Act, including a sale pursuant to the provisions of Rule 144(k),
(iii) such Warrant Shares shall have ceased to be outstanding, or (iv) such Warrant Shares may be resold pursuant to Rule 144(k) assuming a Net Cashless Exercise (as defined in Section 2.3 of the Warrant Agreement) thereof in accordance with Section 2.3 of the Warrant Agreement.

     "Registration Expenses" shall have the meaning set forth in Section 4.
      ---------------------

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

     "Shelf Registration Statement" means a registration statement of the
      ----------------------------
Company on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     "Suspension Notice" shall have the meaning set forth in Section 3.
      -----------------

     "Suspension Period" shall have the meaning set forth in Section 3.
      -----------------

     "Target Filing Date" shall mean the date which is 270 days after the date
      ------------------
hereof, or such other date subsequent thereto as the Holders shall request.

     "Warrant Agreement" means the Warrant Agreement, dated as of the date of
      -----------------
this Agreement, by and between the Company and the Purchaser identified therein, as amended or supplemented from time to time in accordance with the terms thereof.

     "Warrants" means the warrants to purchase shares of Common Stock issued to
      --------
the Holder pursuant to the Warrant Agreement.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of
      --------------
the Warrants and all shares of Common Stock directly or indirectly issued or issuable in respect of the Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization. For purposes of this Agreement, all references to Holders of Warrants exercisable into a majority or other specified percentage of Warrant Shares shall be read as incorporating the assumption that all Warrants have been exercised into Warrant Shares.

     SECTION 2.  SHELF REGISTRATION.
                 ------------------

          (a)    Filing; Effectiveness. Not later than the Target Filing Date,
                 ---------------------
the Company shall prepare and file with the Commission a Shelf Registration Statement covering the resale of all of the Registrable Securities. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as reasonably practicable following the Target Filing Date and to keep such Shelf Registration Statement continuously effective for a period beginning on the date on which such Shelf Registration Statement is declared effective and ending on the date which is 24 months following the date of this Agreement.

          (b)    Supplements; Amendments.  The Company agrees, if necessary, to
                 -----------------------
supplement or amend the Shelf Registration Statement, as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Securities to which such Shelf Registration Statement relates, and the Company agrees upon request to furnish to the Holders and Holders' Counsel copies of any such supplement or amendment prior to its being used and/or filed with the Commission.

          (c)    Effective Registration. A registration will not be deemed to
                 ----------------------
have been effected as a Shelf Registration Statement unless the Shelf Registration Statement with respect thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that
                                                       --------  -------
if after a Shelf Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. If a registration requested pursuant to this Section 2 is deemed not to have been effected, then the Company shall continue to be obligated to effect a registration pursuant to this Section 2.

          (d)    Information Regarding Holders. A Holder of Registrable
                 -----------------------------
Securities included in a Shelf Registration Statement shall provide all information with respect to itself, its plan of distribution and related matters as may be reasonably requested by the Company in order to effect the registration and disposition of such Registrable Securities pursuant to such Shelf Registration Statement. If a Holder has not executed a counterpart to this Agreement, the Company may, if it so elects, condition inclusion of such Holder's Registrable Securities in the Shelf Registration Statement upon receipt of such a counterpart.

     SECTION 3.  REGISTRATION PROCEDURES.
                 -----------------------

     In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection therewith:

          (a) The Company shall prepare and file with the Commission a Shelf Registration Statement on the appropriate form under the Securities Act, which Shelf Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided, however, that, at least ten Business Days prior to
                --------  -------
     filing a Shelf Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Shelf Registration Statement, the Company shall furnish to Holders' Counsel draft copies of all such documents proposed to be filed, which documents will be subject to the review of Holders' Counsel, and the Company will not, unless required by law or this Agreement, file any Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders holding a majority in interest of the Registrable Securities covered by such Shelf Registration Statement shall reasonably object; provided, however, that any
                                                     --------  -------
     such objection to the filing of any Shelf Registration Statement or amendment thereto or any Prospectus or supplement thereto shall be made by written notice (the "Objection Notice") delivered to the Company no later
                          ----------------
     than ten Business Days after the party or parties asserting such objection or their counsel (the "Objecting Party") receives draft copies of the
                            ---------------
     documents that the Company proposes to file. The Objection Notice shall set forth the objections and the specific areas in the draft documents where such objections arise. The Company shall have five Business Days after receipt of the Objection Notice to correct such deficiencies to the reasonable satisfaction of the Objecting Party, and will notify each Holder of any stop order issued or threatened by the Commission in connection therewith and shall use its best efforts to prevent the entry of such stop order or, if entered, to have such stop order withdrawn at the earliest possible moment.

          (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for as long as the Company is required to keep such Shelf Registration Statement effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Shelf Registration Statement or amendment thereto or such Prospectus or supplement thereto;

          (c) The Company shall promptly furnish to any Holder of Registrable Securities included in a Shelf Registration Statement, without charge, such number of conformed copies of such Shelf Registration Statement and any post-effective amendment thereto and such number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as any such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Holder selling Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto).

          (d) The Company shall, on or prior to the date on which a Shelf Registration Statement is declared effective, (i) use its best efforts to register or qualify the Registrable Securities covered by such Shelf Registration Statement under the securities or "blue sky" laws of each of the 50 states of the United States or obtain appropriate exemptions therefrom; (ii) do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Shelf Registration Statement to consummate the disposition of such Registrable Securities in accordance with their intended method of disposition thereof; (iii) use its best efforts to keep each such state securities or "blue sky" registration or qualification (or exemption therefrom) effective during the period in which the Company is required to keep such Shelf Registration Statement effective; and (iv) do any and all other acts or things which may be reasonably necessary or advisable to enable the Holders of Registrable Securities included in such Shelf Registration Statement to complete the disposition in such jurisdictions of such Registrable Securities in accordance with their intended method of disposition thereof; provided, however, that the Company
                                             --------  -------
     shall not be required (x) to qualify to do business in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(d) or (y) to file any general consent to service of process.

          (e) The Company shall use its best efforts to cause the Registrable Securities covered by a Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities in accordance with their intended method of disposition thereof.

          (f) The Company shall promptly notify each Holder of Registrable Securities included in a Shelf Registration Statement and Holders' Counsel and (if requested by any such Person) confirm such notice in writing, (i) when such Shelf Registration Statement or a Prospectus or any post-effective amendment or any Prospectus supplement has been filed and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments and supplements to such Shelf

     Registration Statement and Prospectus or for additional information after such Shelf Registration Statement has become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the registration or qualification or exemption from registration or qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose,
     (v) if, between the effective date of such Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering of such Registrable Securities cease to be true and correct in all material respects, and (vi) of the happening of any event which makes any statement of a material fact made in such Shelf Registration Statement or related Prospectus untrue or which requires the making of any changes in such Shelf Registration Statement or Prospectus so that such Shelf Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, as promptly as practicable thereafter, prepare and file an amendment to such Shelf Registration Statement with the Commission and furnish to any such Holders a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g) The Company shall make generally available to the Holders of Registrable Securities included in a Shelf Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of such Shelf Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act.

          (h) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Shelf Registration Statement, and, if any such order suspending the effectiveness of a Shelf Registration Statement is issued, shall promptly use its best efforts to obtain the withdrawal of such order at the earliest possible moment.

          (i) The Company shall, if requested by any Holder of Registrable Securities included in a Shelf Registration Statement or Holders' Counsel, promptly incorporate in a Prospectus supplement or post-effective amendment such information as such Holder or

     Holders' Counsel reasonably requests to be included therein, and the Company shall promptly make all required filings of such Prospectus supplement or post-effective amendment.

          (j) After the filing with the Commission of any document which is incorporated by reference into a Shelf Registration Statement (in the form in which it was incorporated), the Company shall, upon request, promptly deliver a copy of each such document to each of the Holders of Registrable Securities included in such Shelf Registration Statement so requesting and to Holders' Counsel.

          (k) The Company shall cooperate with the Holders of Registrable Securities included in a Shelf Registration Statement to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Registrable Securities sold under such Shelf Registration Statement to the purchasers thereof, and enable such Registrable Securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Shelf Registration Statement a supply of such certificates.

          (l) The Company shall take such actions as the Holders of Registrable Securities included in a Shelf Registration Statement may reasonably request in order to expedite or facilitate the disposition of Registrable Securities, it being understood that the Company will not be obligated to enter into any underwriting or similar agreement.

          (m) The Company shall promptly make available to each Holder of Registrable Securities included in a Shelf Registration Statement and any attorney, accountant or other agent or representative retained by any such Holder (collectively, the "Inspectors"), upon execution of a
                                ----------
     confidentiality agreement reasonably acceptable to the Company and such Inspector, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be
                                                       -------
     reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all Records and other information requested by any such Inspector in connection with such Shelf Registration Statement.

          (n) The Company shall furnish to each Holder of Registrable Securities included in a Shelf Registration Statement, upon request, a signed counterpart, addressed to such Holder, of (i) an opinion or opinions of counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering matters of the type customarily covered by opinions or comfort letters, as the case may be.

          (o) The Company shall use its best efforts to cause the Registrable Securities included in a Shelf Registration Statement (if the Company and the Registrable Securities so qualify) (i) to be listed on each national securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) if similar securities issued by the

     Company are not then listed, to be authorized for listing or quotation, as applicable, on the New York Stock Exchange or The Nasdaq Stock Market, Inc.'s ("Nasdaq") National Market.

          (p) The Company shall provide a CUSIP number for all Registrable Securities covered by a Shelf Registration Statement not later than the effective date of such Shelf Registration Statement.

          (q) The Company shall cooperate with each Holder of Registrable Securities included in a Shelf Registration Statement and Holders' Counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").
                                               ----

          (r) The Company shall, during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (s) The Company shall appoint a transfer agent and registrar for all Registrable Securities covered by a Shelf Registration Statement not later than the effective date of such Shelf Registration Statement.

          (t) If the Registrable Securities are of a class of securities that is listed on a national securities exchange or Nasdaq, the Company will file copies of any Prospectus with such exchange or Nasdaq, as applicable, in compliance with Rule 153 under the Securities Act so that the Holders shall benefit from the prospectus delivery procedures described therein.

     Each Holder of Registrable Securities included in a Shelf Registration Statement, upon receipt of any notice (a "Suspension Notice") from the Company
                                          -----------------
of the happening of any event of the kind described in Section 3(f), shall forthwith discontinue disposition of the Registrable Securities pursuant to such Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(f) or until such Holder is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and such
 ------
Holder has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension
                --------  -------
Notice until after the Shelf Registration Statement has been declared effective and shall not give more than one Suspension Notice during any period of twelve consecutive months and in no event shall the period from the date on which any such Holder receives a Suspension Notice to the date on which any such Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 3(f) (the "Suspension Period") exceed 60 days. In the
                                   -----------------
event that the Company shall give any Suspension Notice, (i) the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable and (ii) the time periods for which a Shelf Registration Statement is required to be kept effective pursuant to
Section 2 hereof shall be extended by the number of days during the Suspension Period.

     If any Shelf Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state securities or "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

     SECTION 4.  REGISTRATION EXPENSES.  Any and all expenses incident to the
                 ---------------------
Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange, Nasdaq or NASD registration and filing fees, all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for any Holders in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, the fees and expenses of the Company incurred in connection with the listing of the Registrable Securities, the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n)), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, and the reasonable fees and disbursements of Holders' Counsel incurred in connection with each registration hereunder (up to a maximum of $10,000 in the aggregate) (but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities) (all such expenses being herein called "Registration
                                                                ------------
Expenses"), will be borne by the Company whether or not the Shelf Registration
--------
Statement to which such expenses relate becomes effective.

     SECTION 5.  INDEMNIFICATION AND CONTRIBUTION.
                 --------------------------------

          (a)    Indemnification by the Company.  The Company agrees to
                 ------------------------------
indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, members, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, members, officers, directors, trustees, stockholders, employees, agents and investment advisors of such controlling Person (collectively, the "Controlling
                                                                   -----------
Persons"), from and against all losses, claims, damages, liabilities and
-------
expenses (including, without limitation, any legal or other fees and expenses incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers,
                    -------
directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person, may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or are caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or are caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however,
                                                              --------  -------
that the Company shall not be liable for Damages to any Holder under this
Section 5(a) to the extent that any such Damages (i) arise out of or are based upon any such untrue statement or omission which is based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any such Shelf Registration Statement (or any amendment thereto) or Prospectus (or amendment or supplement thereto); or (ii) were caused by the fact that such Holder sold Securities to a Person as to whom it shall be established that there was not sent or given, or deemed sent or given pursuant to Rule 153 under the Securities Act, at the time of or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (a) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (b) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.

          (b) Indemnification by the Holders.  In connection with any Shelf
              ------------------------------
Registration Statement in which a Holder is participating, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against all Damages to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent such Damages arise out of or are based upon any untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) or are caused by any omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, which untrue statement or omission is based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any such Shelf Registration Statement (or any amendment thereto) or any such Prospectus (or any amendment or supplement thereto); provided, however, that such Holder
                                          --------  -------
shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Shelf Registration Statement or Prospectus on the basis of corrected or supplemental information furnished in writing to the Company by such Holder expressly for such purpose. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Indemnification Procedures.  In case any proceeding (including any
              --------------------------
governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure of an indemnified party to notify the indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability (i) which it may have pursuant to this Agreement if the indemnifying party is not substantially prejudiced by such failure to so notify it or (ii) which it may have otherwise than pursuant to this Agreement. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party fails promptly to assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party, or (iii) (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or an Affiliate of such indemnified party and any indemnifying party or an Affiliate of such indemnifying party, (B) there may be one or more defenses available to such indemnified party or such Affiliate of such indemnified party that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or such Affiliate of such indemnified party and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying party, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of any indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding with no payment by such indemnified party of consideration.

          (d) Contribution.  If the indemnification from the indemnifying party
              ------------
provided for in this Section 5 is found, pursuant to a final judicial determination not subject to appeal, to be unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(c), any legal or other expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 5(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no selling Holder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by such selling Holder with respect to Registrable Securities sold by such selling Holder exceeds the amount of any damages which such selling Holder has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. Each Holder's obligation to contribute pursuant to this Section 5(d) is several and not joint and shall be determined by reference to the proportion that the net proceeds of the offering received by such Holder bears to the total net proceeds of the offering received by all the Holders. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     If indemnification is available under this Section 5, the indemnifying party shall indemnify each indemnified party to the full extent provided in Sections 5(a) and (b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5(d).

     SECTION 6.  RULE 144.  The Company covenants that it will file any reports
                 --------
required to be filed by it under the Securities Act and the Exchange Act, and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of the Registrable Securities pursuant to Rule 144 under the Securities
Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any successor rule or similar provision hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 7.  MISCELLANEOUS.
                 -------------

          (a)    No Inconsistent Agreements.  The Company has not entered into
                 --------------------------
nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with, and are not inconsistent with, the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements. The Company may grant registration rights that would permit any Person the right to piggy-back or may itself exercise its right to piggy-back, on any Shelf Registration Statement, provided that if the managing underwriter
                                     --------
or underwriters, if any, of such offering delivers an opinion to the Holders that the total amount of securities which they and the holders of such new piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially and adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, number or kind of securities to be offered for the account of holders of such new piggy-back rights (other than the Company) will be reduced to the extent necessary to reduce the total amount of securities to be included in such Shelf Registration Statement to the amount, number or kind recommended by the managing underwriter prior to any reduction in the amount of Registrable Securities to be included; and provided further that if such offering is not
                               -------- -------
underwritten, then such piggy-back rights shall only be exercised with the consent of the Holders of Warrants exercisable into a majority of the Warrant Shares being offered under such Shelf Registration Statement.

          (b)    Amendments and Waivers.  The provisions of this Agreement,
                 ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of Warrants exercisable into at least a majority of Warrant Shares which are affected by such amendment, modification, supplement, waiver or consent; provided, however, that, no
                                             --------  -------
amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 3 hereof (other than any immaterial amendment, modification, supplement, waiver or consent) shall be effective as against any Holder of Warrants unless consented to in writing by such Holder.

          (c) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; by confirmed receipt of transmission, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

          (d) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (e) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (f) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York without regard to principles or rules of conflicts of law.

          (h) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

          (i) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement, the Warrant Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

          (j) Attorneys' Fees.  In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (k) Further Assurances.  Each party shall cooperate and take such
              ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          (l) Remedies.  In the event of a breach or a threatened breach by any
              --------
party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that remedies at law for violations hereof including monetary damages, are inadequate and that the right to object in any action for specific performance or injunctive relief hereunder on the basis that a remedy at law would be adequate is waived.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                    KOO KOO ROO, INC.



                                    By: /s/ Robert F. Kautz
                                       _______________________
                                    Name: Robert F. Kautz
                                    Title: President and Chief Financial Officer


                                    Notice Information:
                                     Ms. Beth Arnold
                                     11075 Santa Monica Boulevard, Suite 225
                                     Los Angeles, California 90025
                                     phone:  (310) 479-2080
                                     fax:    (310) 479-4221

                         REGISTRATION RIGHTS AGREEMENT
                           PURCHASER SIGNATURE PAGE


                                    B III CAPITAL PARTNERS, L.P.
                                       a Delaware Limited Partnership

                                    By: DDJ CAPITAL III, LLC
                                        Its General Partner

                                    By: DDJ CAPITAL MANAGEMENT, LLC
                                        Its Manager


                                    By:_________________________________
                                       Name:
                                       Title:


                                    Notice Information:
                                       Mr. Jay Burnham
                                       DDJ Capital Management, LLC
                                       141 Linden Street, Suite S-4
                                       Wellesley, Massachusetts 02181
                                       phone:  (617) 283-8500
                                       fax:    (617) 283-8555